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EXHIBIT 3.1.6

THE MACERICH COMPANY

ARTICLES OF AMENDMENT

        The Macerich Company, a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST:    The charter of the Corporation is hereby amended by deleting Article SIXTH, subsection (b) in its entirety and inserting the following in lieu thereof:

          "Except as may otherwise be provided in the terms of any class or series of stock other than Common Stock, (a) at the annual meeting of stockholders of the Corporation held in 2009, each of the successors to the class of directors whose terms expire at the annual meeting of stockholders in 2009 shall be elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies, (b) at the annual meeting of stockholders of the Corporation held in 2010, each of the successors to the class of directors whose terms expire at the annual meeting of stockholders in 2010 shall be elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies and (c) beginning with the annual meeting of stockholders in 2011, all directors shall be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify."

        SECOND:    The tenure of office of any director elected prior to the annual meeting of stockholders of the Corporation held in 2009 shall not be affected hereby.

        THIRD:    The amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

        FOURTH:    The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Executive Vice President, Chief Legal Officer and Secretary and attested to by its Senior Vice President and Assistant Secretary on this 29th day of May, 2008.

ATTEST:	THE MACERICH COMPANY
/s/ MADONNA SHANNON Name: Madonna Shannon Title: Senior Vice President and Assistant Secretary	By:	/s/ RICHARD A. BAYER Name: Richard A. Bayer Title: Executive Vice President, Chief Legal Officer and Secretary

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  EXHIBIT 3.1.6
THE MACERICH COMPANY
ARTICLES OF AMENDMENT
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK